[RF&S LOGO]

                           Reznick Fedder & Silverman
           Certified Public Accountants o A Professional Corporation

      4520 East West Highway o Suite 300 o Bethesda, Maryland 20814-3319 o
                   Phone (301) 652-9100 o Fax (301) 652-1848




                                February 3, 1999




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                        -------------------------------


We consent to the inclusion in this Registration Statement on Form S-11 of our reports dated March 16, 1998 on the audited financial statements of BCTC IV Assignor Corp., Boston Capital Tax Credit Fund IV L.P., and Boston Capital Associated IV L.P., as of December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


                                               REZNICK FEDDER & SILVERMAN

                                               /s/ Reznick Fedder & Silverman


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
   Two Hopkins Plaza          212 S. Tryon Street       745 Atlantic Avenue        5607 Glenridge Drive
       Suite 2100                 Suite 1180                 Suite 800                  Suite 500
Baltimore, MD 21201-2911   Charlotte, NC 28281-8100    Boston, MA 02111-2735      Atlanta, GA 30342-1376
  Phone (410) 783-4900       Phone (704) 332-9100       Phone (617) 423-5855       Phone (404) 847-9447
   Fax (410) 727-0460         Fax (704) 332-6444         Fax (617) 423-6651         Fax (404) 847-9495
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